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                                                                    EXHIBIT 10.2
                                     FORM OF
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into as of ___________________ between PAYLESS CASHWAYS, INC., a Delaware corporation (the "Company"), and ___________________ (the "Executive").

         WHEREAS, the Company desires to employ the Executive in the capacity of ____________________________, and the Executive desires to be employed by the Company in such capacity and on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants of the parties herein made, it is hereby agreed:

         1. Term of Agreement. The term of this Agreement shall be one year, commencing ____________________ and ending ___________________, unless sooner terminated as provided in Paragraph 6 of this Agreement; PROVIDED, however, that the Agreement shall be automatically renewed for an additional term of one year, at the end of the initial one-year term and of each succeeding one-year term, unless either the Company or the Executive shall serve notice on the other at least ninety (90) days prior to the expiration of the term, in accordance with the procedures set out in Paragraph 12 of this Agreement, that the party giving notice intends to end the Agreement at the conclusion of the then-current term. The Company shall not be required to show Cause, and the Executive shall not be required to show Good Reason, to require the expiration of the Agreement under the terms of this Paragraph.

         2. Employment and Duties. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment, to perform such duties and responsibilities of ____________________________ as are, from time to time, assigned to the Executive by the Board of Directors or its designee. The Executive agrees to devote full business time and effort to the diligent and faithful performance of the Executive's duties under the direction of such person as is designated by the Company's Board of Directors.

         3.       Compensation.

                  (a) Base Salary. As compensation for the Executive's services, the Executive shall be paid a base salary at a minimum annual rate of $__________ payable in equal bi-weekly installments, which salary shall be reviewed annually and may be adjusted from time to time at the discretion of the Board of Directors (the "Base Salary"); provided that the Base Salary shall not be less than the amount stated in this Paragraph 3(a).

                  (b) Incentive Compensation. The Executive shall, in addition to the Base Salary, also be eligible to receive incentive compensation under the Company's Corporate Management Incentive Plan (the "CMIP"), or such other program or plan for officers of the Company as from time to time may be in effect, if any (the "Incentive Compensation"). The

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existence  and terms of any such program or plan shall be  determined  solely at the discretion of the Compensation Committee of the Board of Directors. For fiscal year 1999, the Executive's "Annual Incentive Target Percentage of Base Compensation," as used in the CMIP, shall be _______ percent (___%) of Base Salary.

                  (c) Other Benefits. The Executive shall be entitled to participate in the Company's regular health, life, pension, vacation and disability plans in accordance with their respective terms. The Company will also provide employee benefits to the Executive in respect of the Executive's employment as the Company customarily provides, from time to time, to its officers, as described in Exhibit A attached to this Agreement. Nothing herein shall be construed to limit the Company's discretion to amend, terminate or otherwise modify any such plans or benefits, subject to the Executive's rights under Paragraph 6(c)(iii) below.

         4.       Confidentiality, Non-Solicitation, and Non-Disparagement.

                  (a) Confidentiality of Proprietary Information. The Executive agrees that, at all times, both during the Executive's employment with the Company and after the expiration or termination thereof for any reason, the Executive shall not divulge to any person, firm, corporation, or other entity, or in any way use for the Executive's own benefit, except as required in the conduct of the Company's business or as authorized in writing on behalf of the Company, any trade secrets or confidential information (the "Proprietary Information") obtained during the course of the Executive's employment with the Company. The Proprietary Information includes, but is not limited to, customer or client lists (including the names and/or positions of persons employed by such customers or clients who play a role in the decisions of such customers or clients concerning products or services of the type provided by the Company), financial matters, inventory techniques and programs, Company records of accounts, business projections, Company contracts, sales, merchandising or marketing plans and strategies, pricing information and formulas, matters contained in unpublished records and correspondence, planned expansion programs (including areas of expansion and potential customer lists) and any and all information concerning the business or affairs of the Company which is not known by or generally available to the public. All papers and records of every kind relating to the Proprietary Information, including any such papers and records which shall at any time come into the possession of the Executive, shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon termination of the Executive's employment for any reason or upon request by the Company at any time either during or after the termination of such employment. All information relating to or owned by customers of the Company of which the Executive becomes aware or with which the Executive becomes familiar through the Executive's employment with the Company shall be kept confidential and not disclosed to others or used by the Executive directly or indirectly except in the course of the Company's business. It is agreed that Proprietary Information as herein described shall be protected from disclosure under the terms of this Agreement, to the maximum extent permitted by law, whether or not entitled to protection as a trade secret.

                  (b) Solicitation Prohibition. During the Executive's employment with the Company and for a period of one (1) year after the expiration or termination of this Agreement or of the Executive's employment with the Company for any reason, the Executive shall not

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directly or indirectly, whether as an individual for the Executive's own account or on behalf of any other person, firm, corporation, partnership, joint venture or entity whatsoever, solicit or endeavor to entice away from the Company any employee who is employed by the Company. Additionally, during the Executive's employment with the Company or for a period of one (1) year after the expiration or termination of this Agreement or of Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly through any other individual or entity, solicit the business of any customer of the Company, or solicit, entice, persuade or induce any individual or entity to terminate, reduce or refrain from forming, renewing or extending its relationship, whether actual or prospective, with the Company.

                  (c) Disparagement Prohibition. The Executive acknowledges and agrees that as a result of his position with the Company, disparaging or critical statements made by the Executive may be uniquely detrimental to the Company's interests and well-being. Therefore, the Executive agrees to use his best efforts to assist the Company in promoting and preserving the good will and other business interests of the Company. To this end, the Executive agrees to refrain at all times, both during the Executive's employment and after the termination thereof for any reason, from making disparaging comments or remarks about the Company or its officers, employees, or directors.

                  (d) Definition of "Company". For the purposes of Paragraph 4, the term "Company" shall mean the Company and any of its direct or indirect parent or subsidiary organizations.

         5. Covenant Not to Compete. During the Executive's employment with the Company and for a period of one year after the expiration or termination of this Agreement or of the Executive's employment with the Company (the "Noncompetition Period"), if such termination is as a result of the expiration of this Agreement under Paragraph 6(h), a termination for Good Reason by the Executive under Paragraph 6(c), or a termination by the Company without Cause under Paragraph 6(d), the Executive agrees not to act as an owner or operator, officer or director, employee, consultant or agent of any other person, firm, corporation, partnership, joint venture or other entity which is engaged in the business of building materials retailing in any state in which the Company is so engaged, or has plans to be so engaged during the Noncompetition Period. The foregoing provisions shall not prohibit the Executive from investing in any securities of any corporation whose securities, or any of them, are listed on a national securities exchange or traded in the over-the-counter market if the Executive shall own less than one percent 1% of the outstanding voting stock of such corporation. The Executive agrees that a breach of the covenants contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and in the event of any breach of such agreement, the Company shall be entitled to injunctive and such other and further relief, as may be proper, including damages, attorneys' fees, and litigation costs.

         6.       Termination.

                  (a) Death or Disability. In the event of the Executive's death or if the Executive should become unable to perform the essential functions of the position of _________________________, with or without reasonable accommodation by the Company,

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this  Agreement,  and the  Company's  obligation  to make  further  Base  Salary payments under the Agreement, shall terminate, and Executive shall not be entitled to receive severance benefits. Executive shall be entitled to receive any Incentive Compensation which the Executive has earned, if any, prorated to the date of the termination of the Executive's employment by reason of death or the date of termination, due to disability, of Executive's performance as _________________________ under this Agreement. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to Executive then in effect.

                  (b) Termination for Cause by the Company. By following the procedure set forth in Paragraph 6(e) the Company shall have the right to terminate this Agreement and the employment of the Executive for "Cause" in the event Executive:

                           (i) has  committed a significant  act of  dishonesty,
         deceit  or  breach  of  fiduciary  duty  in  the   performance  of  the
         Executive's duties as an employee of the Company;

                           (ii) has neglected or failed to perform substantially
         the  duties  of  the  Executive's   employment  under  this  Agreement,
         including but not limited to an act of insubordination;

                           (iii) has acted or failed to act in any other way that reflects materially and adversely upon the Company, including but not limited to the Executive's conviction of, guilty plea, or plea of nolo contendere to (A) any felony, or any misdemeanor involving moral turpitude, or (B) any crime or offense involving dishonesty with respect to the Company; or

                           (iv)  has   knowingly   failed  to  comply  with  the
         covenants contained in Paragraphs 4 or 5 of this Agreement.

                  If the employment of the Executive is terminated by the Company for Cause, this Agreement and the Company's obligation to make further Base Salary and Incentive Compensation payments hereunder shall thereupon immediately terminate, and the Executive shall not be entitled to receive severance benefits. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to the Executive then in effect.

                  (c) Termination for Good Reason by the Executive. By following the procedure set forth in Paragraph 6(e), the Executive shall have the right to terminate this Agreement and the Executive's employment with the Company for "Good Reason" in the event:

                           (i) the Executive is not at all times a duly elected ______________________ of the Company;

                           (ii) there is any material reduction in the scope of the Executive's authority and responsibility (provided, however, in the event of any illness or injury

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         which prevents the Executive from  performing the  Executive's  duties,
         Good Reason shall not exist if the Company reassigns the Executive's duties to one or more other employees until the Executive is able to perform such duties);

                           (iii) there is a reduction in the Executive's Base Salary below the minimum amount specified in Paragraph 3(a) above; a material reduction in the Incentive Compensation opportunity of the Executive, if any, under Paragraph 3(b) above; or a material reduction in the other benefits to which Executive is entitled under Paragraph 3(c) above, as compared to the benefits available to Executive at the time of execution of this Agreement.

                           (iv) the Company requires the Executive's principal place of employment be relocated fifty (50) miles from its location as of the date of this Agreement;

                           (v) the Company otherwise fails to perform its material obligations under this Agreement.

         If the employment of the Executive is terminated by the Executive for Good Reason, the Executive shall be entitled to the severance benefits set forth in Paragraph 6(f) below, but the Company's obligation to make further Base Salary payments and incentive compensation payments shall cease on the effective date of such termination. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to the Executive then in effect.

                  (d) Termination Without Cause or Without Good Reason. The Company may terminate this Agreement and the Executive's employment without Cause at any time, and in such event the Executive shall be entitled to the severance benefits set forth in Paragraph 6(f) below. The Executive may voluntarily terminate this Agreement and the Executive's employment without Good Reason at any time, but in such event the Executive shall not be entitled to the severance benefits set forth in Paragraph 6(f) below. If the Executive voluntarily terminates this Agreement and the Executive's employment without Good Reason, or if the Company terminates this Agreement and the Executive's employment without Cause, then the Company's obligation to make further Base Salary payments and Incentive Compensation payments shall cease on the effective date of such termination. The Executive's rights to other compensation and benefits shall be determined under the Company's benefit plans and policies applicable to the Executive then in effect.

                  (e) Notice and Right to Cure. The party proposing to terminate this Agreement and the employment of the Executive for Cause or Good Reason, as the case may be, under Paragraph 6(b) or 6(c) above shall give written notice to the other, specifying the reason therefor with particularity. In the case of a termination pursuant to Paragraphs 6(b)(i), (iii) or (iv), or 6(c)(i), such termination shall be effective immediately upon delivery of such notice. In the case of any other proposed termination for Cause or Good Reason, as the case may be, the notice shall be given with sufficient particularity so that the other party will have an opportunity to correct any curable situation to the reasonable satisfaction of the party giving the notice within

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the period of time specified in the notice,  which shall not be less than thirty
(30) days. If such correction is not so made or the circumstances or situation are not curable, the party giving such notice may, within thirty (30) days after the expiration of the time fixed to correct such situation, give written notice to the other party that the employment is terminated as of the date of that writing. Where the Agreement and the Executive's employment are terminated by the Executive without Good Reason or by the Company without Cause, the termination date shall be the date on which notification of termination shall be mailed in accordance with Paragraph 12 of this Agreement, unless a different termination date shall be designated by the party giving notice or agreed upon by the Executive and the Company.

                  (f) Severance Benefits. If this Agreement and the Executive's employment with the Company are terminated by reason of the Executive's death or disability, or by the Company with Cause or by the Executive without Good Reason then the Executive shall receive no severance benefits. If this Agreement and the Executive's employment with the Company are terminated due to the expiration of the Agreement, by the Company without Cause, or by the Executive for Good Reason, then the Executive shall be entitled to the following benefits (the "Severance Benefits"):

                           (i) Base Salary. The Company shall continue to pay to
         the Executive the Executive's Base Salary for a period of one (1) year after the date the Executive's employment with the Company is terminated (the "Severance Period"), when and as such Base Salary would have been paid, and as if the Executive continued to be employed during such period and regardless of the death or disability of the Executive after the date of termination.

                           (ii) Incentive Compensation. In the event the Compensation Committee of the Board of Directors determines that Incentive Compensation is to be paid in the year in which the Executive's employment and this Agreement are terminated under circumstances in which this Agreement provides for the payment of Severance Benefits, then the Executive will receive Incentive Compensation prorated for the time during which services were rendered in the year of termination, to the extent provided by the Compensation Committee for the calculation of Incentive Compensation for that year.

                           (iii) Continuation of Benefits. During the Severance Period, the Company shall provide the Executive with medical, dental, vision, and regular and supplemental life insurance coverage substantially similar to the coverage which the Executive was receiving or entitled to receive immediately prior to the date of the termination of the Executive's employment. In addition, during the Severance Period, the Company shall pay on behalf of the Executive the cost of one annual physical examination and the cost of the preparation of the Executive's federal, state and local tax returns in accordance with the terms set out in Exhibit A. The Company shall provide such benefits to the Executive at Company expense, subject to the same cost-sharing provisions, if any, applicable to the Executive immediately prior to the date of the termination of employment. Notwithstanding the foregoing, the Executive shall not be entitled to receive such benefits to the extent that the Executive obtains other employment which provides comparable benefits during the Severance Period.

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                           (iv)  Outplacement  Benefits.  The  Company,  at  its
         expense, will provide to the Executive outplacement services, at a maximum cost of $30,000, to be provided by an outplacement service provider selected solely by the Company.

                           (v) Termination of Benefits. Notwithstanding any other provision of this Agreement, in the event that the Executive at any time violates the provisions of Paragraph 4(a), 4(b), 4(c), or 5 of this Agreement, then the Company's obligations, if any, to provide base salary continuation and other severance benefits as set out in Paragraph 6(f) of this Agreement shall cease, and such payments and benefits shall immediately cease.

                  (g) Change of Control. Subject to the Executive's compliance with the terms and conditions of this Agreement, if during the term of the Agreement the Executive's employment is terminated without Cause as a result of a Change of Control (as defined below) of the Company, and if the Executive is not offered a comparable position by the Company, then the Severance Period shall be extended to the second anniversary of the date of the termination of employment, and the Executive shall be entitled to receive continued payments of Base Salary during the second year of the Severance Period. All Severance Benefits other than continued payments of Base Salary shall cease on the first anniversary of the termination of employment in the event of a Change of Control. For purposes of this Paragraph 6(g), a Change of Control shall be deemed to have occurred if:

                           (i) any "person" (as defined in Sections 13(d) and 14(d)(2) of the Exchange Act) become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) having 30% or more of the voting power in the election of directors of the Company;

                           (ii) the occurrence within any twenty-four month period of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company's Board of Directors. The term "Incumbent Members" shall mean the members of the Board on the date immediately preceding the commencement of such twenty-four month period, provided that any person becoming a director during such twenty-four month period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twenty-four month period;

                           (iii) the stockholders of the Company approve a merger or consolidation of the Company or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or direct or indirect subsidiary of the Company), other than (A) a merger or consolidation which

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         would  result  in the  voting  securities  of the  Company  outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) is or becomes the "beneficial owner" (as defined above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 30% or more of the voting power in the election of directors of the Company; or

                           (iv) the stockholders of the Company approve a plan a complete liquidation or dissolution of the Company or a sale, lease, exchange or other disposition of all or substantially all of the Company's assets, other than a sale, lease, exchange or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by "persons" (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale.

                  (h) Expiration of Term of Agreement. At the expiration of the term of this Agreement as defined in Paragraph 1 above, if the Agreement has not been previously terminated under Paragraph 6(a), (b), (c) or (d) of this Agreement, all duties and obligations of the parties under this Agreement, except those set out in Paragraphs 4, 5 and 6(f), when applicable, shall cease.

                           (i) Survival of Certain Provisions. Notwithstanding the expiration or termination of this Agreement, and the Executive's employment with the Company for any reason under this Agreement, the provisions of Paragraphs 4, 5 and 6(f), when applicable, to the extent provided therein, survive any such termination and shall be binding upon the Executive and the Company in accordance with the provisions of Paragraphs 4, 5 and 6(f).

         7. Arbitration. Except as otherwise provided in this Paragraph, the parties hereby agree that any dispute arising under this Agreement or any claim for breach or violation of any provision of this Agreement shall be submitted to arbitration, pursuant to the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"), to a single arbitrator selected by mutual agreement of the parties or, if the parties do not mutually agree on the arbitrator, in accordance with the rules of the AAA. The award determination of the arbitrator shall be final and binding upon the parties. Either party shall have the right to bring an action in any court of competent jurisdiction to enforce this Paragraph and to enforce any arbitrator's award rendered pursuant to this Paragraph. The venue for all proceedings in arbitration under this provision, and for any judicial proceedings related to the arbitration, shall

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be in Kansas City, Missouri.  Nothing in this Paragraph,  however, shall prevent the Company from seeking injunctive relief to preserve its rights under Paragraph 4 or 5 of this Agreement.

         8. Business Expenses. The Company shall reimburse the Executive for entertainment and travel expenses related to the Company's business in accordance with the policies of the Company applicable to the Executive on the date of this Agreement, subject to the right of the Company to modify its general policies relating to expense reimbursement for employees.

         9. Severability. If any one or more of the provisions of this Agreement shall be held invalid or unenforceable, the remaining provisions shall remain valid and enforceable to the maximum extent permitted by law.

         10. Entire Agreement. This Agreement contains a statement of all agreements and understandings between the Executive and the Company on the subject matters covered by the Agreement, and it replaces and supersedes all prior contracts and agreements between the Executive and the Company concerning such matters.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs and assigns of the Executive and to any successors in interest and assigns of the Company.

         12. Notices. All notices required or permitted to be given hereunder shall be registered or certified mail addressed to the respective parties at their addresses set forth below:


         To the Executive:        ____________________________
                                  ____________________________
                                  ____________________________

         To the Company:          Payless Cashways, Inc.
                                  Two Pershing Square
                                  2300 Main, P. 0. Box 419466
                                  Kansas City, MO 64141-0466
                                  Attn: Vice President - Human Resources

                                  Blackwell Sanders Peper Martin LLP
                                  Two Pershing Square
                                  2300 Main, Suite 1000
                                  Kansas City, MO 64108
                                  Attn:  Gary Gilson

or such other address as a party hereto may notify the other in writing.

         13. Applicable Law. This Agreement, or any portion thereof, shall be interpreted in accordance with the laws of the State of Missouri.

         14. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the Company's express written consent.

         15. Non-Waiver Provision. The failure of either party of this Agreement to insist upon strict adherence to any term of this Agreement, or to object to any failure to comply with any provision of this Agreement, shall not (a) constitute or operate as a waiver of that terms or provision, (b) estop that party from enforcing that term or provision, or (c) preclude that party from enforcing that term or provision or any other term or provision. The receipt of a party to this Agreement of any benefit from this Agreement shall not effect a waiver or estoppel of the right of that party to enforce any provision of this Agreement.

         16. Golden Parachute Savings Provision. If, in the absence of this provision, any amount received or to be received by the Executive pursuant to this Agreement would be subject to the "Excise Tax" imposed on "excess parachute payments" by Section 4999 of the Internal Revenue Code of 1986 or any corresponding provision of any later Federal tax law, the Company shall, in its reasonable discretion, reduce the amounts payable to the largest amount that will result in elimination of any Excise Tax liability.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.


[INDIVIDUAL]                      PAYLESS CASHWAYS, INC.



 ___________________________      By:___________________________
                                  Name: ________________________
                                  Title: _______________________

                            Schedule for Exhibit 10.2

         The following executive officers of Payless Cashways, Inc. have entered into an employment agreement with Payless Cashways, Inc., in substantially the form hereto:


                                                                               Annual Incentive
                                                                     Base    Target Percentage of
       Name                             Title                       Salary    Base Compensation
--------------------   ----------------------------------------    --------  --------------------
Millard E. Barron      President and Chief Executive Officer       $550,000       75%
Edward L. Zimmerlin    Senior Vice President - Merchandising       $225,000       50%
                         and Marketing
Kelly R. Abney         Vice President - Logistics and Facilities   $212,000       50%
James L. Deats         Vice President - Information Systems        $180,000       50%
Renae G. Gonner        Vice President - Merchandising and          $145,000       40%
                         Marketing
Louise R. Iennaccaro   Vice President - Human Resources            $145,000       40%
David J. Krumbholz     Vice President - Store Operations           $225,000       50%
Ronald D. Long	        Vice President - Merchandising              $200,000       40%
Timothy R. Mertz       Vice President - Treasury, Treasurer        $165,000       40%
